                          CERTIFICATE OF INCORPORATION
                                       OF
                               RIDMARK CORPORATION


     The undersigned, a natural person, for the purpose of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title 8 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified and referred to as the "General Corporation Law of the State of Delaware"', hereby certifies that:

     FIRST: The name of the corporation (hereinafter called the "corporation") is

                               RIDMARK CORPORATION

     SECOND: The address, including street, number, city, and county, of the registered office of the corporation in the State of Delaware is 229 South State Street, City of Dover, County of Kent; and the name of the registered agent of the corporation in the State of Delaware at such address is The Prentice-Hall Corporation System, Inc.

     THIRD: The sole purpose of the corporation is to adopt or otherwise acquire, hold, own, apply for and register any and all trademarks and service marks, including the trademark "Riddell" and the accompanying goodwill and all logos, applications and other intangible assets or derivations associated therewith, and to license, lease, or otherwise authorize the use thereof by its stockholders, or by authorized licensees or sublicensees, in such territories and subject to such conditions, regulations and restrictions as it may prescribe in accordance with the provisions of its bylaws,

     FOURTH: The total number of shares of stock which the corporation shall have authority to issue is One Thousand (1,000) shares of Common Stock, which are divided into two (2) classes as follows: 500 shares of Class A common stock (the "Class A Stock") and 500 shares of Class B common stock (the "Class B Stock"). The par value of all of such shares of common stock is One Cent ($0.01) per share.

     The statement of the relative rights, preferences, and limitations of the shares of each class is as follows:

     Except as any provision of law may otherwise provide, each share of common stock of the corporation shall have the same rights, privileges, interests and attributes, and shall be subject to the same limitations, as every other share of common stock of the corporation, except as expressly provided below.

          1. The holders of record of the issued and outstanding shares of the Class A Stock and the Class B Stock, respectively, exclusively and as a class, shall each be entitled to elect a one-half proportion of the number of directors constituting the entire Board of Directors of the corporation, to exercise any right of removal of any said one-half proportion of said number of directors, and to fill all vacancies and all newly created directorships in said one-half proportion of said number of directors, except those vacancies and newly created directorships which may be filled, under a duly adopted by-law, by the existing directors or director elected by those holders of said class of shares. In all matters other than in the election and removal of directors, each issued and outstanding share of the corporation without distinction as to class shall entitle the holder of record thereof to full voting power, and voting shall not be by class unless otherwise required by law.

          2. The holders of Class A Common Stock shall elect the President of the corporation and the holders of Class B Common Stock shall elect the Secretary and Treasurer of the Corporation, each officer to serve until his successor is duly qualified and elected by the class of stockholders electing such officer.

     FIFTH: The name and the mailing address of the incorporator are as follows:

     NAME                                              MAILING ADDRESS
     ----                                              ---------------

     Amy Mangum                                        250 Park Avenue
                                                       New York, New York  10177

     [0333M]                           2

     SIXTH: The corporation is to have perpetual existence.

     SEVENTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

     EIGHTH: For the management of the business and for the conduct of the affairs of the corporation, and in further definition, limitation and regulation of the powers of the corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided:

          1. The management of the business and the conduct of the affairs of the corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the By-Laws. The phrase "whole Board" and the phrase "total number of directors" shall be deemed to have the same meaning, to wit, the total number of directors which the corporation would have if there were no vacancies. No election of directors need be by written ballot.

                                       3
[0333M]

          2. After the original or other By-Laws of the corporation have been adopted, amended, or repealed, as the case may be, in accordance with the provisions of Section 190 of the General Corporation Law of the State of Delaware, and, after the corporation has received any payment for any of its stock, the power to adopt, amend, or repeal the By-Laws of the corporation may be exercised by the Board of Directors of the corporation; provided, however, that any provision for the classification of directors of the corporation for staggered terms pursuant to the provisions of subsection (d) of Section 141 of the General Corporation Law of the State of Delaware shall be set forth in an initial By-Law or in a By-Law adopted by the stockholders entitled to vote of the corporation unless provisions for such classification shall be set forth in this certificate of incorporation.

          3. Whenever the corporation shall be authorized to issue only one class of stock, each outstanding share shall entitle the holder thereof to notice of, and the right to vote at, any meeting of stockholders. Whenever the corporation shall be authorized to issue more than one class of stock, no outstanding share of any class of stock which is denied voting power under the provisions of the certificate of incorporation shall entitle the holder thereof to the right to vote at any meeting of stockholders except as the provisions of paragraph (2) of subsection (b) of section 242 of the General Corporation Law of the State of Delaware shall otherwise require; provided, that no share of any such class which is otherwise denied voting power shall entitle the holder thereof to vote upon the increase or decrease in the number of authorized shares of said class.

          4. Notwithstanding anything contained herein to the contrary, the corporation shall not incur debt for borrowed money or otherwise impair or encumber any of its assets, other than with the unanimous approval of the holders of all of the issued and outstanding shares of Class A Stock and Class B Stock given at a duly held meeting of such holders or by the written consent of such holders.

     NINTH: The personal liability of the directors of the corporation is hereby eliminated to the fullest extent


[0333M]
permitted by paragraph (7) of subsection (b) of Section 102 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented.

     TENTH: The corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     ELEVENTH: From time to time any of the provisions of this certificate of incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the corporation by this certificate of incorporation are granted subject to the provisions of this Article ELEVENTH.

Signed on 4-10-88
                                               /s/ Amy Mangum
                                          --------------------------
                                           Amy Mangum, Incorporator



[0333M]                                5

                            Certificate of Amendment
                                       to
                          Certificate of Incorporation
                                       of
                               Ridmark Corporation

                                   ----------
                                Under Section 242
                                     of the
                        Delaware General Corporation Law
                                   ----------

     We, Frederic H. Brooks, President, and Robert Nederlander, Secretary, of Ridmark Corporation (the "Corporation"), a corporation existing under the laws of the State of Delaware, do hereby certify as follows:

     1. The Certificate of Incorporation of the Corporation, filed with the Secretary of State of the State of Delaware on April 12, 1988 and amended by a Certificate of Amendment filed June 2, 1988, is hereby further amended as follows:

     FIRST: Article FOURTH is amended to read in its entirety as follows:

               "FOURTH: The total number of shares of stock which the corporation shall have authority to issue is One Thousand (1,000) shares of common stock. The par value of all of the shares of common stock is one cent ($0.01) per share."

     SECOND: Article EIGHTH, paragraph four is amended to read in its entirety as follows:

               "Notwithstanding anything contained herein to the contrary, the corporation shall not incur debt for borrowed money or otherwise impair or encumber any of its assets, other than with the unanimous approval of the stockholders entitled to vote thereon given at a duly held meeting of such stockholders or by the written consent of such stockholders."

     2. Said amendments have been duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law by the unanimous written consent of the Corporation's stockholders.

     IN WITNESS WHEREOF, the undersigned have signed this instrument this 2nd day of February 1989.

                                       /s/ Frederic H. Brooks
                                    -----------------------------
                                    Frederic H. Brooks, President




ATTEST:


/s/Robert Nederlander
------------------------------
Robert Nederlander, Secretary

                            CERTIFICATE OF AMENDMENT
                                       TO
                          CERTIFICATE  OF INCORPORATION
                                       OF
                               RIDMARK CORPORATION

                                   ----------
                            Under Section 242 of the
                        Delaware General Corporation Law
                                   ----------

     We, Frederic H. Brooks, President, and Robert Nederlander, Secretary, of RIDMARK CORPORATION (the "Company"), a corporation existing under the laws of the State of Delaware, do hereby certify as follows:

     1. The Certificate of Incorporation of the Company, as filed with the Secretary of State of the State of Delaware on April 13, 1988, is amended as follows:

     FIRST: Paragraph 2. of Article FOURTH is amended to read in its entirety as follows:

               "2. The holders of Class A Common Stock shall elect the President of the Corporation and the holders of Class B Common Stock shall elect the Chairman of the Board and Secretary of the Corporation, each officer to serve until his successor is duly qualified and elected by the class of stockholders electing such officer."

     2. Said amendment has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware by vote of the holders of a majority of the outstanding stock of the Company entitled to vote thereon at an annual meeting of the stockholders of the Company duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, the undersigned have signed this instrument this 31st day of May, 1988.

                                                 /s/  Frederic H. Brooks
                                               ---------------------------
                                                   Frederic H. Brooks
                                                       President

ATTEST:

/s/ Robert Nederlander
-------------------------
   Robert Nederlander
       Secretary